                                                                  EXECUTION COPY

                                                                     Exhibit 4.4

                          RECEIVABLES SALE AGREEMENT

                          Dated as of August 28, 2001

                                 by and among

          EACH OF THE ORIGINATORS SIGNATORY HERETO FROM TIME TO TIME,

                            IMPERIAL SUGAR COMPANY

                                      and

                      IMPERIAL SUGAR SECURITIZATION, LLC

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I  DEFINITIONS AND INTERPRETATION........................................    1

  Section 1.01.  Definitions.....................................................    1
  Section 1.02.  Rules of Construction...........................................    1

ARTICLE II  TRANSFERS OF RECEIVABLES.............................................    1

  Section 2.01.  Agreement to Transfer...........................................    1
  Section 2.02.  Grant of Security Interest......................................    3
  Section 2.03.  Parent Agreement................................................    3

ARTICLE III  CONDITIONS PRECEDENT................................................    3

  Section 3.01.  Conditions to Initial Transfer..................................    3
  Section 3.02.  Conditions to all Transfers.....................................    4

ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS............................    5

  Section 4.01.  Representations and Warranties of the Originators...............    5
  Section 4.02.  Affirmative Covenants of the Parent and Originators.............   11
  Section 4.03.  Negative Covenants of the Parent and Originators................   16
  Section 4.04.  Breach of Representations, Warranties or Covenants..............   18

ARTICLE V  INDEMNIFICATION.......................................................   18

  Section 5.01.  Indemnification.................................................   18

ARTICLE VI  [Reserved]...........................................................   20

ARTICLE VII  COLLATERAL SECURITY.................................................   20

  Section 7.01.  Security Interest...............................................   20
  Section 7.02.  Other Collateral; Rights in Receivables.........................   21
  Section 7.03.  Originators Remain Liable.......................................   21

ARTICLE VIII  MISCELLANEOUS......................................................   21

  Section 8.01.  Notices.........................................................   21
  Section 8.02.  No Waiver; Remedies.............................................   23
  Section 8.03.  Successors and Assigns..........................................   23
  Section 8.04.  Termination; Survival of Obligations...........................    23
  Section 8.05.  Complete Agreement; Modification of Agreement...................   24
  Section 8.06.  Amendments and Waivers..........................................   24
  Section 8.07.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL....   24

  Section 8.08.  Counterparts....................................................   26
  Section 8.09.  Severability....................................................   26
  Section 8.10.  Section Titles..................................................   26
  Section 8.11.  No Setoff.......................................................   26
  Section 8.12.  Confidentiality.................................................   26
  Section 8.13.  Further Assurances..............................................   27
  Section 8.14.  Fees and Expenses...............................................   27

                               INDEX OF APPENDICES

Exhibit 2.01(a)     Form of Receivables Assignment
Exhibit 2.01(c)     Form of Subordinated Note
Exhibit 2.03        Form of Parent Agreement

Schedule  4.01(b)   Executive Offices; Collateral Locations; Corporate Names
Schedule  4.01(d)   Litigation
Schedule  4.01(h)   Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule  4.01(i)   Tax Matters
Schedule  4.01(j)   Intellectual Property
Schedule  4.01(m)   ERISA
Schedule  4.01(t)   Deposit and Disbursement Accounts
Schedule  4.02(g)   Trade Names
Schedule  4.03(b)   Existing Liens

Annex X             Definitions
Annex Y             Schedule of Documents

          THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as
                                                ---------
of August 28, 2001, by and among each of the persons signatory hereto from time to time as Originators, each an "Originator" and, collectively, the
                                 ----------
"Originators"), IMPERIAL SUGAR COMPANY, a Texas corporation (the "Parent"), and
 -----------                                                      ------
IMPERIAL SUGAR SECURITIZATION, LLC, a Delaware limited liability company ("Buyer").
  -----

                                   RECITALS

          A.   The Buyer is an indirect Subsidiary of the Parent.

          B. Buyer has been formed for the sole purpose of purchasing all Receivables originated by each Originator and to finance such Receivables under the Funding Agreement.

          C. Each Originator intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

          D. In addition, the Member may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

     Section 1.01.  Definitions.  Capitalized terms used and not otherwise
                    -----------
defined herein shall have the meanings ascribed to them in Annex X.
                                                           -------

     Section 1.02.  Rules of Construction.  For purposes of this Agreement,
                    ----------------------
the rules of construction set forth in Annex X shall govern.  All Appendices
                                       -------
hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                  ARTICLE II
                           TRANSFERS OF RECEIVABLES

     Section 2.01.  Agreement to Transfer.
                    ---------------------

     (a)  Receivables Transfers.  Subject to the terms and conditions hereof,
          ---------------------
each Originator agrees to sell (without recourse except to the extent specifically provided herein) or, in the case of the Member, sell or contribute, to Buyer on the Effective Date and on each Business Day thereafter (each such date, a "Transfer Date") all Receivables owned by it on each such Transfer Date,
         -------------
and Buyer agrees to purchase or acquire as a capital contribution all such

Receivables on each such Transfer Date. Each such Transfer shall be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a)
                                                            ---------------
(each, a "Receivables Assignment," and collectively, the "Receivables
          ----------------------                          -----------
Assignments"), and each Originator and Buyer shall execute and deliver a
-----------
Receivables Assignment on or before the Effective Date.

     (b)  Determination of Sold Receivables.  On and as of each Transfer Date,
          ---------------------------------
(i) all Receivables owned by each Originator (other than the Member) and not previously acquired by Buyer shall be identified for sale to Buyer, and (ii) to the extent Receivables owned by the Member have not been contributed to the Buyer in accordance with Section 2.01(d) such Receivables shall, be identified
                         ---------------
for sale to the Buyer (each such Receivable identified for sale pursuant to clauses (i) and (ii) above, individually, a "Sold Receivable" and, collectively,
-----------     ----                         ---------------
the "Sold Receivables").  The Sold Receivables will be identified by reference
     ----------------
to the General Trial Balance of each Originator.

     (c)  Payment of Purchase Price.  In consideration for each Sale of Sold
          -------------------------
Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. All such payments by Buyer under this Section 2.01(c) shall be effected by means
                                      ---------------
of a wire transfer on the day when due to such account or accounts of Imperial Distributing, Inc. as the Originators may designate with a journal entry reflecting the interest of each Originator therein. To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to the Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a "Subordinated Loan") to the Buyer in an amount up to the amount of such
          -----------------
excess in satisfaction of the equivalent portion of the Sale Price not paid in cash; provided, that in no event shall the aggregate amount of all Subordinated
      --------
Loans made at any time by all Originators cause the Net Worth Percentage of the Buyer to be less than 15%. The Subordinated Loans shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c) hereto
                                                          ---------------
(a "Subordinated Note") executed by the Buyer and dated the Closing Date.  The
    -----------------
Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.

     (d)  Determination of Contributed Receivables.  On each Transfer Date, the
          ----------------------------------------
Member shall identify Receivables which have not been previously acquired by the Buyer, and shall, prior to the delivery of an Election Notice, contribute such Receivables as a capital contribution to the Buyer (each such contributed Receivable, individually, a "Contributed Receivable," and collectively, the
                             ----------------------
"Contributed Receivables"), to the extent necessary to maintain the Net Worth
------------------------
Percentage of the Borrower at 15% or greater. Notwithstanding the foregoing, the Member shall not be obligated to make additional contributions to the Buyer at any time. If on any Transfer Date (i) the Member elects not to contribute Receivables to Buyer, or (ii) any Originator (other than the Member) does not sell all of its Receivables to the Buyer, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an "Election Notice").
 ---------------

     (e)  Ownership of Transferred Receivables.  On and after each Transfer Date
          ------------------------------------
and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

     (f) Reconstruction of General Trial Balance.  If at any time any Originator
         ---------------------------------------
fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to
                                    ---------------
cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all Contracts and Records.

     (g) Servicing of Receivables.  So long as no Event of Servicer Termination
         ------------------------
shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 11.02 of the Funding Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Funding Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Funding Agreement.

     Section 2.02.  Grant of Security Interest.  The parties hereto intend that
                    --------------------------
each Transfer shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under
Section 2.01 hereof, the parties hereto intend that this Agreement shall
------------
constitute a security agreement under applicable law and that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator's right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to the Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security, the repayment of a loan deemed to have been made by the Buyer in the amount of the Sale Price with respect thereto).

     Section 2.03.  Parent Agreement.  The Parent hereby undertakes and agrees,
                    ----------------
to and for the benefit of Buyer, to cause the due and punctual performance and observance by each Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer an agreement substantially in the form of
Exhibit 2.03 (the "Parent Agreement") to more fully evidence such undertaking.
------------       ----------------

                                  ARTICLE III
                             CONDITIONS PRECEDENT

     Section 3.01.  Conditions to Initial Transfer.  The initial Transfer
                    ------------------------------
hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of Buyer and the Administrative Agent):

     (a) Sale Agreement; Other Documents.  This Agreement or counterparts hereof
         -------------------------------
shall have been duly executed by, and delivered to, the Parent, each Originator and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

     (b)  Governmental Approvals.  Buyer shall have received (i) satisfactory
          ----------------------
evidence that the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from each Originator in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

     (c)  Compliance with Laws.  Each of the Parent and each Originator shall be
          --------------------
in compliance with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(f).
                                                        ---------------

     (d)  Funding Agreement Conditions.  Each of those conditions precedent set
          ----------------------------
forth in Sections 3.01 and 3.02 of the Funding Agreement shall have been
         -------------     ----
satisfied or waived in writing as provided therein.

     Section 3.02.  Conditions to all Transfers.  Each Transfer hereunder
                    ---------------------------
(including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

     (a) the representations and warranties of each of the Parent and each Originator contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

     (b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor;

     (c) each Originator and member of the Parent Group shall be in compliance with each of its covenants and other agreements set forth herein; and

     (d) each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may request.

The acceptance by any Originator of the Sale Price for any Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions in this
Section 3.02 have been satisfied.  Upon any such acceptance, title to the
------------
Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

                                  ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 4.01.  Representations and Warranties of the Originators.  To
                    -------------------------------------------------
induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Originator and the Parent make the following representations and warranties to Buyer, each and all of which shall survive the execution and delivery of this Agreement.

     (a)  Corporate Existence; Compliance with Law.  The Parent and each
          ----------------------------------------
Originator (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material Adverse Effect; (v) is in compliance with its constituent and organizational documents and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except (in the case of each of clauses (ii) through (vi)) where the failure to
                               ------------         ----
comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (b)  Executive Offices; Collateral Locations; Corporate or Other Names;
          ------------------------------------------------------------------
FEIN.  As of the Closing Date, each of the Parent and each Originator is a
----
registered organization of the type and is organized under the laws of the State set forth in Schedule 4.01(b) and the Parent's or such Originator's
             ----------------
organizational identification number (if any), the current location of the Parent's or such Originator's chief executive office, principal place of business, other offices, the warehouses and premises within which any Originator Collateral is stored or located, and the locations of its records concerning the Originator Collateral are set forth in Schedule 4.01(b) and none of such
                                       ----------------
locations have changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), neither the Parent nor any Originator
                       ----------------
has been known as or used any corporate, fictitious or trade name.  In addition,
Schedule 4.01(b) lists the federal employer identification number of the Parent
----------------
and each Originator.

     (c)  Corporate Power, Authorization, Enforceable Obligations.  The
          -------------------------------------------------------
execution, delivery and performance by the Parent and each Originator of this Agreement and the other Related Documents to which it is a party and the creation of all Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by Buyer, any Lender or the Administrative
   ------------
Agent of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person's power; (ii) have been duly authorized by all necessary or proper action; (iii) do not contravene any provision of such Person's constituent and organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority;
(v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, material agreement or other instrument evidencing borrowed money to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and
(vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which
                                              ---------------
will have been duly obtained, made or complied with prior to the Effective Date. On or prior to the Effective Date, each of the Related Documents shall have been duly executed and delivered by the Parent and each Originator that is a party thereto and each such Related Document shall then constitute a legal, valid and binding obligation of the Parent and such Originator, as the case may be, enforceable against it in accordance with its terms.

     (d)  No Litigation.  Other than the Imperial Bankruptcy Proceeding, no
          -------------
Litigation is now pending or, to the knowledge of the Parent or any Originator, threatened against the Parent or any Originator that (i) challenges the Parent's or such Originator's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to the Parent or any Originator and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule
                                                                    --------
4.01(d), as of the Effective Date there is no Litigation pending or threatened
-------
that seeks damages in excess of $2,500,000 or injunctive relief against, or alleges criminal misconduct by, the Parent or any Originator.

     (e)  Solvency.  After giving effect to (i) the transactions contemplated by
          --------
this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Originator is and will be Solvent.

     (f)  Material Adverse Effect.  Since the Effective Date, (i) neither the
          -----------------------
Parent nor any Originator has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Parent of any Originator or has become binding upon the Parent's or any Originator's assets and no law or regulation applicable to the Parent or any Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect on the Parent or such Originator, and (iii) neither the Parent nor any Originator is in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Parent or such Originator is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the Effective Date, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

     (g)  Ownership of Receivables; Liens.  Each Originator owns each Receivable
          -------------------------------
originated by it free and clear of any Adverse Claim (other than Permitted Encumbrances) and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability.
As of the Effective Date, none of the properties and assets of any Originator are
subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Originator that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator's right, title and interest in and to the Receivables originated by it and its other properties and assets. The Liens granted to Buyer pursuant to Section 7.01
                                                                    ------------
will at all times be fully perfected first priority Liens in and to the Originator Collateral, subject only to Permitted Encumbrances.

     (h)  Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as
          --------------------------------------------------------
set forth in Schedule 4.01(h), no Originator has any Subsidiaries, is engaged in
             ----------------
any joint venture or partnership with any other Person. All of the issued and outstanding Stock of each Originator is directly or indirectly owned by the Parent. There are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which the Parent or any Originator may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries (other than with respect to the Parent as contemplated in the Plan of Reorganization).

     (i)  Taxes.  All tax returns, reports and statements, including information
          -----
returns, required by any Governmental Authority to be filed by the Parent or any Originator have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 4.02(l). Proper and
                                                 ---------------
accurate amounts have been withheld by the Parent and each Originator from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i)
                                                              ----------------
sets forth as of the Closing Date (i) those taxable years for which the Parent's or any Originator's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), neither the Parent nor any Originator
                       ----------------
has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. None of the Parent or any Originator and their respective predecessors are liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Parent's and each Originator's knowledge, as a transferee. As of the Effective Date, neither the Parent nor any Originator has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

     (j)  Intellectual Property.  As of the Effective Date, the Parent and each
          ---------------------
Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each of the Parent and each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Except as set forth in Schedule
                                                                   --------
4.01(j), neither the Parent nor any Originator is aware of any infringement or
-------
claim of infringement by others of any intellectual property of the Parent or any Originator.

     (k)  Full Disclosure.  All information contained in this Agreement, any of
          ---------------
the other Related Documents, or any written statement furnished by or on behalf of the Parent or any Originator to Buyer, any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of the Parent or any Originator to Buyer, any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is misleading as a result of the failure to include therein a material fact (it being understood that the foregoing shall not apply to projections of (i) future financial information or (ii) information related to Receivables which information shall be based upon the Parent's reasonable good faith estimates).

     (l)  Notices to Obligors.  Each Originator has directed all Obligors of
          -------------------
Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account.

     (m)  ERISA.
          -----

          (i)  Schedule 4.01(m) lists all Plans and separately identifies all
               ----------------
     Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, except as set forth on
     Schedule 4.01(m), nothing has occurred that would cause the loss of such
     ----------------
     qualification or tax-exempt status.  Except as otherwise provided in
     Schedule 4.01(m), and except with respect to instances that would not be
     ----------------
     reasonably expected to have a Material Adverse Effect, (x) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) none of the Parent, any Originator or any of their respective ERISA Affiliates has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan and (z) none of the Parent, any Originator or any of their respective ERISA Affiliates has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan that would subject any Originator to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

          (ii) Except as set forth in Schedule 4.01(m), and except with respect
                                      ----------------
     to instances that would not be reasonably expected to have a Material Adverse Effect: (A) no Title IV Plan has any Unfunded Pension Liability;
     (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred within the past three years or is reasonably expected to occur; (C) there are no pending or, to the knowledge of the Parent or any Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) none of the Parent, any Originator or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan;
     (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Parent, any Originator or their respective ERISA Affiliates; (F) Stock of the Parent and all Originators and their respective ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan; and
     (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

     (n)  Brokers. No broker or finder acting on behalf of the Parent or any
          -------
Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and neither the Parent nor any Originator has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     (o)  Margin Regulations. Neither the Parent nor any Originator is engaged,
          ------------------
nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulations G or U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither the Parent nor any
                             ------------
Originator owns any Margin Stock, and no portion of the proceeds of the Sale Price for any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Neither the Parent nor any Originator will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

     (p)  Nonapplicability of Bulk Sales Laws. No transaction contemplated by
          -----------------------------------
this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

     (q)  Securities Act and Investment Company Act Exemptions. Each purchase of
          ----------------------------------------------------
Transferred Receivables under this Agreement constitutes (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act and
(ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

     (r)  Government Regulation. Neither the Parent nor any Originator is an
          ---------------------
"investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. No Originator is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     (s)  Books and Records; Minutes. The bylaws or the certificate or articles
          --------------------------
of incorporation of the Parent and each Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors.

     (t)  Deposit and Disbursement Accounts. Schedule 4.01(t) lists all banks
          ---------------------------------  ----------------
and other financial institutions at which each Originator maintains deposit accounts established for the receipt of collections on accounts receivable as of the Effective Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case as of the Effective Date.

     (u)  Representations and Warranties in Other Related Documents. Each of the
          ---------------------------------------------------------
representations and warranties of the Parent and each Originator, as applicable, contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Parent or such Originator, as the case may be, hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

     (v)  Receivables. With respect to each Transferred Receivable designated as
          -----------
an Eligible Receivable in any Borrowing Base Certificate delivered on or after the Transfer Date of such Transferred Receivable:

          (i)   such Receivable satisfies the criteria for an Eligible
     Receivable;

          (ii) prior to its Transfer to Buyer such Receivable was owned by the Originator thereof free and clear of any Adverse Claim (other than Permitted Encumbrances), and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

          (iii) the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

          (iv) the Originator of such Receivable has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

The representations and warranties described in this Section 4.01 shall survive
                                                     ------------
the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

     Section 4.02.  Affirmative Covenants of the Parent and Originators. The
                    ---------------------------------------------------
Parent and each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

     (a)  Offices and Records. Each of the Parent and each Originator shall
          -------------------
maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice
                       ----------------
to Buyer, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall
                                                          ------------
have been taken with respect to the Transferred Receivables. Each of the Parent and each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

     (b)  Access. Each of the Parent and each Originator shall, during normal
          ------
business hours, from time to time upon one Business Day's prior notice and as frequently as Buyer, the Servicer or the Administrative Agent determines to be appropriate: (i) provide Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties of the Parent or such Originator, as the case may be, utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (in the presence of an officer if so requested by the Parent or an Originator, as the case may be, and if such officer is provided within one day of such request) (including officers) of the Parent and each Originator and to the Originator Collateral,
(ii) permit Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from the Parent's or such Originator's books and records, including all Records maintained by the Parent or such Originator, (iii) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables and other Originator Collateral of such Originator, and (iv) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or the Parent's or such Originator's performance under this Agreement or the affairs, finances and accounts of the Parent or such Originator with any of its officers, directors, employees (in the presence of an officer if so requested by the Parent or an Originator, as the case may be, and if such officer is provided within one day of such request), representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants (in the presence of an officer if so requested by the Parent or an Originator, as the case may be, and if such officer is provided within one day of such request). If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems any Lender's rights or interests in the Transferred Receivables or the Originator Collateral insecure, each of the Parent and each Originator shall provide such access at all times and without advance notice and shall provide Buyer, the Servicer or the Administrative Agent with access to its suppliers and customers. Each of the Parent and each Originator shall make available to Buyer, the Servicer or the

Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by the Parent or such Originator, that Buyer, the Servicer or the Administrative Agent may request. Each of the Parent and each Originator shall deliver any document or instrument necessary for Buyer, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Parent or such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Parent or such Originator.

     (c)  Communication with Accountants. Each of the Parent and each Originator
          ------------------------------
authorizes Buyer, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants (in the presence of an officer if so requested by the Parent or an Originator, as the case may be, and if such officer is provided within one day of such request), and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Parent or such Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Parent or such Originator. Each of the Parent and each Originator agrees to render to Buyer, the Servicer and the Administrative Agent at the Parent's or such Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, each of the Parent and each Originator shall, promptly upon request therefor, assist Buyer in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

     (d)  Compliance With Credit and Collection Policies. Each of the Parent and
          ----------------------------------------------
each Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

     (e)  Assignment. Each Originator agrees that, to the extent permitted under
          ----------
the Funding Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Originator agrees that,
                                      ------------
upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 8.14.
                                                -------------  ----     ----

     (f)  Compliance with Agreements and Applicable Laws. Each of the Parent and
          ----------------------------------------------
each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (g)  Maintenance of Existence and Conduct of Business. Each of the Parent
          ------------------------------------------------
and each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its rights and franchises; (ii) except for Approved Facility Disposition Transactions, continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its organizational documents;
(iii) except for Approved Facility Disposition Transactions, at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 4.02(g) or, upon 30 days' prior written notice to
                 ----------------
Buyer, and the Administrative Agent, in such other corporate or trade names with respect to which all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the
                  ------------
Transferred Receivables.

     (h)  Notice of Material Event. Each of the Parent and each Originator shall
          ------------------------
promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, the Parent or such Originator, as the case may be, proposes to take with respect thereto:

          (i) any Litigation commenced or threatened against the Parent or any Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $1,000,000 in any one instance or $1,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against the Parent, any Originator or of their respective ERISA Affiliates in connection with any Plan, (D) alleges criminal misconduct by the Parent or any Originator, or (E) would, if determined adversely, have a Material Adverse Effect;

          (ii) the commencement of a case or proceeding by or against the Parent or any Originator seeking a decree or order in respect of the Parent or any Originator (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Parent or any Originator or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of the Parent or any Originator;

          (iii) the receipt of notice that (A) any license, permit, charter, registration or approval necessary for the conduct of the Parent's or such Originator's business is to be, or may be, suspended or revoked, or (B) the Parent or such Originator is to cease and desist any practice, procedure or policy employed by the Parent or such Originator in the conduct of its business if such cessation may have a Material Adverse Effect;

          (iv) (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in a Borrowing Base Certificate or otherwise was not an Eligible Receivable at the time of such designation;

          (v) any material changes to the "Farm Bill" or any tariffs, quotas or other restrictions in imported sugar; or

          (vi) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

     (i)  Use of Proceeds. Each Originator shall utilize the proceeds of the
          ---------------
Sale Price obtained by it for each Sale made by it hereunder solely for general corporate purposes (including the retirement or repayment of third party debt and loans made to Affiliates) and to pay any related expenses payable by such Originator under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

     (j)  Separate Identity.
          -----------------

          (i) Each Originator shall maintain records and books of account separate from those of Buyer.

          (ii) The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator's transactions in accordance with GAAP and, in addition, disclose that (A) Buyer's sole business consists of the purchase or acceptance through capital contribution (in the case of the Member) of the Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equityholders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

          (iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

          (iv) Each Originator shall maintain an arm's-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

          (v) Each Originator shall keep its assets and its liabilities wholly separate from those of Buyer.

          (vi) Each Originator shall conduct its business solely in its own name or the name of the Parent through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of such Originator from the Buyer.

          (vii) No Originator shall mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that such Originator is liable or responsible for the Debts of Buyer or that the assets of such Originator are available to pay the creditors of Buyer.

          (viii) Each Originator shall cause operating expenses and liabilities of Buyer to be paid from Buyer's own funds.

          (ix) Each Originator shall at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

          (x) Each Originator shall at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

          (xi) Each Originator shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Baker Botts, L.L.P. delivered pursuant to the Schedule of Documents.

     (k)  ERISA. Each of the Parent and each Originator shall give Buyer and the
          -----
Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

     (l)  Payment, Performance and Discharge of Obligations.
          -------------------------------------------------

          (i)    Subject to Section 4.02(l)(ii), each of the Parent and each
                            -------------------
     Originator shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due except to the extent the failure to comply with the foregoing would not have a Material Adverse Effect.

          (ii) Each of the Parent and each Originator may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(l)(i); provided, that (A) adequate
                            ------------------  --------
     reserves with respect to such contest are maintained on the books of the Parent and such Originator, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence,
     (C) none of the Originator Collateral may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) Buyer has advised the Parent or such Originator in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

     (m)  Deposit of Collections. Each Originator shall deposit and cause its
          ----------------------
Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables.

     (n)  Accounting Changes. If any Accounting Changes occur and such changes
          ------------------
result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such

Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

     Section 4.03.  Negative Covenants of the Parent and Originators. Each of
                    ------------------------------------------------
the Parent and each Originator covenants and agrees that, without the prior written consent of Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

     (a)  Sale of Stock and Assets. No member of the Parent Group shall sell,
          ------------------------
transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including capital Stock, any Transferred Receivable or Contract therefor, any of its rights with respect to any Lockbox or Lockbox Account or any other Originator Collateral, except (1) sales, transfers, conveyances, assignments or dispositions permitted pursuant to Section 7.5 of the Credit Agreement as in effect on the Closing Date, (2) the pledge by the Member of its membership interest in the Buyer to the lenders in connection with the Credit Agreement and (3) the proposed sale of Michigan Sugar Company and the proposed lease of the Worland, Wyoming plant.

     (b)  Liens. No Originator shall create, incur, assume or permit to exist
          -----
any Adverse Claim on or with respect to its Receivables or any other Originator Collateral (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 4.03(b) and other Permitted Encumbrances. No member of the
         ----------------
Parent Group shall create, incur, assume or permit to exist any Lien upon any of its property or receivables whether now owned or hereafter acquired, except for
(i) Liens permitted pursuant to Section 7.3 of the Credit Agreement as in effect as of the Closing Date and (ii) Liens created pursuant to the Credit Agreement or any credit facility effecting a refinancing of the Debt incurred pursuant to the Credit Agreement; provided, that any such credit facility expressly excludes
                      --------
all Receivables from any such Lien and the terms and conditions of any such credit facility are not otherwise inconsistent with the terms and conditions of this Agreement or any other Related Document (but in any event which terms and conditions are consistent with the provisions of the Credit Agreement relating to the transactions contemplated by this Agreement and the other Related Documents).

     (c)  Modifications of Receivables or Contracts. No Originator shall extend,
          -----------------------------------------
amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor; provided, however that the Originators will be permitted
                       --------  -------
in accordance with their "credit-rebill" process to credit the Outstanding Balance of a Receivable and rebill such Receivable for a lesser amount so long as all other terms of such Receivable remain the same (including, without limitation, the original invoice date of such Receivable).

     (d)  Sale Characterization. No member of the Parent Group shall make
          ---------------------
statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer and with respect to the Transfer of each Contributed Receivable originated by it, as a contribution to the capital of Buyer.

     (e)  Capital Structure and Business. No member of the Parent Group shall
          ------------------------------
(i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect excluding the proposed sale of Michigan Sugar Company and the proposed lease of the Worland, Wyoming plant, (ii) make any change in its capital structure as described on Schedule
                                                                     --------
4.01(h), including the issuance or repurchase of any shares of Stock, warrants
-------
or other securities convertible into Stock or any revision of the terms of its outstanding Stock or (iii) amend, supplement or otherwise modify its organizational documents in a manner that could have or result in a Material Adverse Effect. No member of the Parent Group shall engage in any business other than the businesses currently engaged in by it.

     (f)  Actions Affecting Rights. Neither the Parent nor any Originator shall
          ------------------------
(i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any tax, assessment, charge, fee or other obligation of the Parent or such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator's right, title or interest therein.

     (g)  ERISA. Neither the Parent nor any Originator shall, or shall cause or
          -----
permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

     (h)  Change to Credit and Collection Policies. Neither the Parent nor any
          ----------------------------------------
Originator shall fail to comply with, and no change shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Administrative Agent.

     (i)  Adverse Tax Consequences. No member of the Parent Group shall take or
          ------------------------
permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or any Lender who are residents of the United States of America to withholding taxation.

     (j)  No Proceedings. From and after the Effective Date and until the date
          --------------
one year plus one day following the date on which the Funding Agreement has been terminated and all amounts owing by Buyer thereunder have been indefeasibly paid in full in cash, no member of the Parent Group shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement.
               ----------------     -------

     (k)  Mergers, Acquisitions, Sales, etc. No member of the Parent Group shall
          ----------------------------------
(i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets, other than pursuant hereto or pursuant to an Approved Facility Disposition Transaction, or permit any Subsidiary to do any of the foregoing, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary.

     (l)  Indebtedness. No member of the Parent Group shall create, incur,
          ------------
assume or permit to exist any Debt, except (i) Debt of such Person to any Affected Party, Buyer Indemnified Person or any other Person expressly permitted by this Agreement or any other Related Document, and (ii) other Debt permitted pursuant to Section 7.2 of the Credit Agreement as in effect as of the Closing Date.

     (m)  Sugar Contract Compliance. Neither the Parent nor any Originator shall
          -------------------------
fail to comply with the terms of any Sugar Contract at any time if the Receivables arising under such Sugar Contract exceed 1% of the aggregate Outstanding Balance of Eligible Receivables at such time.

     Section 4.04.  Breach of Representations, Warranties or Covenants. Upon
                    --------------------------------------------------
discovery by the Parent, any Originator or Buyer of any breach of any (a) representation, warranty or covenant relating to the absence of Dilution Factors, or (b) representation, warranty or covenant described in Sections 4.01,
                                                                  -------------
4.02 or 4.03, which breach is reasonably likely to have a material adverse
----    ----
effect on the value of a Transferred Receivable or the interests of Buyer therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant may, at any time on any Business Day, or shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from Buyer for cash, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, or (c) in the case of the Member, make a capital contribution in cash to Buyer by remitting the amount (the "Rejected Amount") of such capital contribution to the Collection Account in
 ---------------
accordance with the terms of the Funding Agreement, in each case in an amount equal to the Billed Amount of such Transferred Receivable minus the Collections
                                                          -----
received in respect thereof. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.

                                   ARTICLE V
                                INDEMNIFICATION

     Section 5.01.  Indemnification. Without limiting any other rights that
                    ---------------
Buyer or any of its Stockholders, officers, directors, employees, attorneys, agents or representatives (each, an "Buyer Indemnified Person") may have
                                     ------------------------
hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and reasonable expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no
                                                          --------
Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts result from (a) such Buyer Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) recourse for uncollectible or uncollected Transferred Receivables due to the lack of creditworthiness of the Obligor or the occurrence of any event of bankruptcy with respect to such Obligor, (c) any income tax or franchise tax incurred by any Buyer Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document, or (d) such Buyer Indemnified Person's breach of any provision of this Agreement or any other Related Document applicable to it. Without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

          (i) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

          (ii) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

          (iii) the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

          (iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Parent acting as the Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Buyer;

          (v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

          (vi) the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

          (vii) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder to the extent that such filing is necessary to maintain the perfection and priority of the Buyer in such Receivable, whether at the time of any such Transfer or at any subsequent time;

          (viii) any failure by any Originator to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable, including the commingling of Collections with respect to Transferred Receivables by any Originator at any time with the funds of any other Person;

          (ix) any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving a Buyer Indemnified Person for which neither such Originator nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or

          (x) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables.

NO BUYER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.


                                   ARTICLE VI
                                   [Reserved]

                                   ARTICLE VII
                               COLLATERAL SECURITY

          Section 7.01. Security Interest. To secure the prompt and complete
                        -----------------
payment, performance and observance of any and all recourse and indemnity obligations of each Originator to Buyer, including those set forth in Sections
                                                                      --------
4.04, 5.01 and 8.14, and to induce Buyer to enter into this Agreement in
----- ----     ----
accordance with the terms and conditions hereof, each Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to Buyer a Lien upon all of such Originator's right, title and interest in, to and under all Receivables, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Originator

(including under any trade names, styles or derivations of such Originator), and whether owned by or consigned by or to, or leased from or to, such Originator, and regardless of where located (all of which being hereinafter collectively referred to as the "Originator Collateral").
                    ---------------------

          Section 7.02. Other Collateral; Rights in Receivables. Nothing
                        ---------------------------------------
contained in this Article VII shall limit the rights of Buyer in and to any
                  -----------
other collateral that may have been or may hereafter be granted to Buyer by any Originator or any third party pursuant to any other agreement or the rights of Buyer under any of the Transferred Receivables.

          Section 7.03. Originators Remain Liable. It is expressly agreed by the
                        -------------------------
Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable under any and all of the Receivables originated by it, the Contracts therefor and all other Originator Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Buyer shall not have any obligation or liability under any such Receivables, Contracts or Originator Collateral by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Buyer of any payment relating thereto pursuant hereto. The exercise by the Buyer of any of its respective rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables, Contracts or Originator Collateral. The Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable, Contract or Originator Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or Originator Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.01. Notices. Except as otherwise provided herein, whenever
                        -------
it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
                                                                      -------
8.01), (c) one Business Day after deposit with a reputable overnight courier
----
with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 8.01 or to such
                                                    ------------
other address (or facsimile number) as may be substituted by notice given as herein provided:

               Each Originator:  c/o Imperial Sugar
                                 8016 Highway 90A

                                 Sugar Land, Texas 77478
                                 Attention:  William F. Schwer
                                 Facsimile No.:  (281) 490-9881

               Buyer:            Imperial Sugar Securitization, LLC
                                 35 South Main
                                 Sugar Land, Texas 77478
                                 Attention:  Karen Mercer
                                 Facsimile No.:  (281) 490-9895

               Parent:           Imperial Sugar Company
                                 8016 Highway 90A
                                 Sugar Land, Texas 77478
                                 Attention:  William F. Schwer
                                 Facsimile No.:  (281) 490-9795

provided, that each such declaration or other communication shall be deemed to
--------
have been validly delivered to the Administrative Agent under this Agreement upon delivery to the Administrative Agent in accordance with the terms of this
Section 8.01. The giving of any notice required hereunder may be waived in
------------
writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

          Section 8.02. No Waiver; Remedies. Buyer's failure, at any time or
                        -------------------
times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver. Buyer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Originator Collateral shall not be required.

          Section 8.03. Successors and Assigns. This Agreement shall be binding
                        ----------------------
upon and shall inure to the benefit of each Originator and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer, the Lenders and the Administrative Agent. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of Buyer, the Lenders and the Administrative Agent shall be void. Each Originator acknowledges that, to the extent permitted under the Funding Agreement, Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V and
                                                                  ---------
any of its rights in the Originator Collateral granted under Article VII, and
                                                             -----------
upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Each Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator and Buyer with respect to the transactions contemplated hereby and, except for the Lenders and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

          Section 8.04. Termination; Survival of Obligations.
                        ------------------------------------

          (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

          (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to Buyer, including those set forth in Sections 4.04, 5.01 and 8.14, due or not due, liquidated, contingent or
-------------  ----     ----
unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the
                                                              --------
rights and remedies pursuant to Sections 4.04, the indemnification and payment
                                -------------
provisions of Article V, and the provisions of Sections 4.03(j), 8.03, 8.12 and
              ---------                        ----------------  ----  ----
8.14 shall be continuing and shall survive any termination of this Agreement.
----

          Section 8.05. Complete Agreement; Modification of Agreement. This
                        ---------------------------------------------
Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 8.06.
         ------------

          Section 8.06. Amendments and Waivers. No amendment, modification,
                        ----------------------
termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Lenders and the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

          Section 8.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                        ------------------------------------------------------
TRIAL.
-----

          (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES
                                   --------
THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT
                                                      -------- -------
NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE ORIGINATOR COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY
                                         ----- --- ----------
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 8.08. Counterparts. This Agreement may be executed in any
                        ------------
number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          Section 8.09. Severability. Wherever possible, each provision of this
                        ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.10. Section Titles. The section titles and table of contents
                        --------------
contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          Section 8.11. No Setoff. Each Originator's obligations under this
                        ---------
Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, any Lender or the Administrative Agent, all of which rights are hereby expressly waived by such Originator.

          Section 8.12. Confidentiality.
                        ---------------

          (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or a Buyer Indemnified Person or in connection with the Imperial Bankruptcy Proceeding.

          (b) Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer, the Administrative Agent and each Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law or related to the Imperial Bankruptcy Proceeding, in which case such Originator shall consult with Buyer, the Administrative Agent and each Lender prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

          (c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators and their respective Affiliates and each of their respective businesses obtained by the

Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party, any Originator or any party to whom information may be disclosed pursuant to Section 14.05 of the Funding Agreement, and (ii) not to disclose, deliver, or
   -------------
otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or any Originator.

     Section 8.13.  Further Assurances.
                    ------------------

     (a) Each Originator shall, at its sole cost and expense, upon request of Buyer, any Lender or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer, any Lender or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable or Originator Collateral held by such Originator or in which such Originator has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, and
(iii) transferring Originator Collateral to Buyer's possession if such Originator Collateral consists of chattel paper or instruments or if a Lien upon such Originator Collateral can be perfected only by possession, or if otherwise requested by Buyer or (iv) entering into "control agreements" (as defined in the UCC with respect to any Originator Collateral to the extent that a first priority Lien upon such Originator Collateral can be perfected only by control). Each Originator hereby authorizes Buyer, each Lender and the Administrative Agent to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Originator Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Originator Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator's receipt thereof and promptly delivered to Buyer.

     (b) If any Originator fails to perform any agreement or obligation under this Section 8.13, Buyer, any Lender or the Administrative Agent may (but shall
     ------------
not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer, such Lender or the Administrative Agent incurred in connection therewith shall be payable by such Originator upon demand of Buyer, such Lender or the Administrative Agent.

     Section 8.14.  Fees and Expenses.  In addition to its indemnification
                    -----------------
obligations pursuant to Article V, each Originator agrees, jointly and
                        ---------
severally, to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of Buyer's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

          IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

                              IMPERIAL SUGAR COMPANY


                              By /s/ W.F. Schwer
                                 ----------------------------------
                              Name  W.F. Schwer
                                   --------------------------------
                              Title Exec. Vice President
                                    -------------------------------

                              IMPERIAL SUGAR SECURITIZATION, LLC


                              By /s/ W.F. Schwer
                                 ----------------------------------
                              Name  W.F. Schwer
                                   --------------------------------
                              Title President
                                    -------------------------------

                              DIAMOND CRYSTAL SPECIALTY FOODS, INC.


                              By /s/ W.F. Schwer
                                 ----------------------------------
                              Name  W.F. Schwer
                                   --------------------------------
                              Title Sr. Vice President
                                    -------------------------------

                              DIAMOND CRYSTAL BRANDS, INC.


                              By /s/ W.F. Schwer
                                 ----------------------------------
                              Name  W.F. Schwer
                                   --------------------------------
                              Title Sr. Vice President
                                    -------------------------------

                              HOLLY SUGAR CORPORATION


                              By /s/ W.F. Schwer
                                 ----------------------------------
                              Name  W.F. Schwer
                                   --------------------------------
                              Title Sr. Vice President
                                    -------------------------------


                                Signature Page
                                      to
                          Receivables Sale Agreement

                              MICHIGAN SUGAR COMPANY


                              By /s/ W.F. Schwer
                                 ----------------------------------
                              Name  W.F. Schwer
                                   --------------------------------
                              Title Sr. Vice President
                                    -------------------------------

                              GREAT LAKES SUGAR COMPANY


                              By /s/ W.F. Schwer
                                 -------------------------------------
                              Name    W.F. Schwer
                                   -----------------------------------
                              Title   Sr. Vice President
                                    ----------------------------------

                              IMPERIAL-SAVANNAH LP

                              By /s/ W.F. Schwer
                                 -------------------------------------
                              Name  Savannah Molasses & Specialties Co.
                                   -----------------------------------
                              Title  W.F. Schwer
                                    ----------------------------------
                                     Sr. Vice President

                              KING PACKAGING CO., INC.

                              By /s/ W.F. Schwer
                                 -------------------------------------
                              Name   W.F. Schwer
                                   -----------------------------------
                              Title  Sr. Vice President
                                    ----------------------------------

                              DIAMOND CRYSTAL BRANDS LP

                              By /s/ W.F. Schwer
                                 -------------------------------------
                              Name  Diamond Crystal Holdings Inc
                                   -----------------------------------
                              Title  W.F. Schwer
                                    ----------------------------------
                                     Sr. Vice President


                                Signature Page
                                      to
                          Receivables Sale Agreement